Exhibit 10.6

CONFIDENTIAL

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 1st day of January 2004, by and between Teda Travel Inc., an OTC-Bulletin Board Company (the “Company") and  Pan, Yadan (the “Consultant”).

In consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  For a period of 6 months, beginning on January 1, 2004 (the "Consulting Period"), Consultant shall serve as an independent consultant and advisor to the Company on matters relating to the structure, management, and operation of the Company and its subsidiaries; the identification and assistance with the location of a suitable merger candidate(s); the establishment of offices and operations in foreign jurisdictions; the business dealings with foreign entities, particularly with Chinese companies;  the identification and negotiation of agreements with prospective joint venture and strategic alliance partners, both foreign and domestic;  the preparation and implementation of new business plans;  the identification and securing of agreements with prospective officers, directors, consultants, and employees.

2.  During the Consulting period, the Company shall be entitled to Consultant's services for reasonable times when and to the extent reasonably requested by, and subject to the reasonable direction of, the Company's Chief Executive Officer, Godfrey Hui.  It is understood that the Consultant’s services are not exclusive to the Company and Consultant shall be free to perform services for other persons or entities.  However, the Consultant will notify the Company of its performance of consulting services for any other person or entity that could conflict with its obligations under this Agreement.  Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Client's ongoing consent to the Consultant's outside consulting services.

3.  Consultant shall have no authority to bind the Company by or obtain any obligation, agreement, promise, or representation without first obtaining the written approval of the Chief Executive Officer of the Company.  Consultant shall not incur any liability on behalf of the Company or in any way represent or bind the Company in any manner or thing whatsoever and nothing herein shall be deemed to constitute either party the agent or representative of the other.  The Company shall indemnify and hold Consultant harmless from and against any liability resulting from the performance of the consulting services hereunder.

4.  In consideration of Consultant's entering into this Agreement, The Company has agreed to either pay to Consultant :

A.

$10,000 cash retainer per month;

or

issue to Consultant on or before April 30, 2004

B.

     600,000 shares of The Company's Common Stock (the "Shares");

 5.  Consultant understands and agrees that he is an independent contractor rather than an employee or agent of The Company.  Nothing contained herein shall be considered to create the relationship of employer-employee between the parties to this Agreement.  Consultant shall be responsible for withholding, paying and reporting any and all required federal, state or local income, employment and other taxes and charges. Consultant understands and agrees that the Company will make no deduction from payments to Consultant for federal or state tax withholdings, social security, unemployment, worker's compensation or disability insurance.

6.  It is acknowledged and agreed by the Company that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws.  It is further acknowledged and agreed by the Company that that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder.  Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry.

7.  Consultant agrees that he will not, without the Company's prior consent, disclose to anyone, any trade secrets of the Company or any confidential, non-public information relating to the Company's business, operations or prospects.

8.  It is understood and agreed that the services of Consultant are unique and confidential in nature and neither Consultant nor the Company shall delegate or assign all or any portion of his or its required performance to any other individual, firm or entity, without the other's written consent.

9.  No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by both parties. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, permitted assigns and legal representatives of the parties. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations, discussions and other agreements with respect to the subject matter hereof.

10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida of the United States of America. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.  The undersigned signatories signing for The Company have full authority to execute this Agreement on behalf of The Company and thus to legally bind The Company to all of the terms hereof.

IN WITNESS WHEROF, this Agreement has been executed as of the 1st day of January 2004.

CONSULTANT:

COMPANY:

Pan, Yadan

By:_/s/ Pan Yadan_________

By:_/s/ Godfrey Hui__________

Name:

Godfrey Hui

Title:

President & CEO